Exhibit 10.2.12
AMENDMENT TO RESTRICTED STOCK
AND RESTRICTED STOCK UNIT AGREEMENT
          THIS AMENDMENT TO RESTRICTED STOCK AND RESTRICTED STOCK UNIT AGREEMENT (the “Amendment”) is made and effective as of December 8, 2008.
          WHEREAS, MGIC Investment Corporation, a Wisconsin corporation (the “Company”), and Curt S. Culver have entered into a Restricted Stock and Restricted Stock Unit Agreement dated January 26, 2005 (the “Agreement”).
          NOW, THEREFORE, the Agreement is hereby amended in the manner set forth below:
          1. Definition of Separation of Service. The phrase “, defined as a good-faith and complete termination of the relationship with the Company in accordance with Treasury Regulation 1.409A-1(h), which is incorporated herein by this reference” is hereby inserted after the words “separation of service” in the definition of the Restricted Stock Units Settlement Date that follows Mr. Culver’s signature in the Agreement.
          2. Continuing Effect of the Agreement. Except as set forth above, the provisions of the Agreement are and shall remain in full force and effect. From and after the date hereof, all references made in the Agreement to “the Agreement” and “this Agreement” shall be a reference to the Agreement as amended by this Amendment.
          3. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.
          IN WITNESS WHEREOF, the Company and Mr. Culver have caused this Amendment to be executed by its duly authorized officer.

MGIC INVESTMENT CORPORATION

By: Name:	/s/ Ralph J. Gundrum Ralph J. Gundrum	/s/ Curt S. Culver Curt S. Culver
Title:	Assistant Secretary